Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-11 No. 333-000000) pertaining to the registration of $207,000,000 of common stock of our report dated February 19, 2008, with respect to the financial statements of Hatteras Financial Corp. for the year ended December 31, 2007 included in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-155591), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Greensboro, North Carolina

December 5, 2008